UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013 (April 1, 2013)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On April 1, 2013, The NASDAQ OMX Group, Inc. ( “NASDAQ OMX”) entered into a Purchase Agreement (the “Purchase Agreement”) with BGC Partners, Inc., a Delaware corporation (“BGC Partners”), BGC Holdings, L.P., a Delaware limited partnership (“BGC Holdings”), and BGC Partners, L.P., a Delaware limited partnership (“BGC US” and together with BGC Partners and BGC Holdings, collectively, “Sellers,” and each individually, a “Seller”), and, solely for purposes of certain sections thereof, Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”). The Purchase Agreement provides that, at the closing, NASDAQ OMX will purchase certain assets, including 100% of the equity interest in eSpeed Technology Services, L.P., eSpeed Technology Services Holdings, LLC, Kleos Managed Services, L.P. and Kleos Managed Services Holdings, LLC; the eSpeed brand name; various assets comprising the fully electronic portion of BGC’s benchmark on-the-run U.S. Treasury brokerage and market data and co-location service businesses (the “Business”), and assume certain liabilities from Sellers and affiliates of Sellers (the “Transaction”).

Under the terms of the Purchase Agreement, the purchase price will consist of $750 million in cash to be paid at the closing, subject to adjustment for certain pre-paid amounts and accrued costs and expenses, and contingent future issuances of NASDAQ OMX common stock approximating certain tax benefits associated with the Transaction. Such contingent future issuances of NASDAQ OMX common stock will be paid ratably over 15 years if NASDAQ OMX achieves a designated revenue target in each such year, with such common stock valued based on the volume-weighted average price of NASDAQ OMX common stock over a trading period prior to the closing. Based on the NASDAQ OMX stock price on the date of the Purchase Agreement, NASDAQ OMX currently expects to issue approximately one million shares annually over 15 years. The contingent future issuances of NASDAQ OMX common stock are subject to acceleration upon certain events and anti-dilution protections.

The Purchase Agreement contains customary representations, warranties, covenants relating to the operation of the Business between signing and closing and provides for indemnification of and by the parties. In addition, the parties have agreed to certain additional covenants, including: (a) that for three years after the consummation of the Transaction, Sellers and Cantor will not engage in the business of fully electronic brokerage of benchmark on-the-run U.S. Treasuries and certain transactions in first off-the-run U.S. Treasuries, subject to certain exceptions; (b) that Sellers and Cantor, on the one hand, and NASDAQ OMX, on the other hand, will not solicit or hire employees of the other until two years after the consummation of the Transaction (or two years after the termination of the Purchase Agreement, if so terminated) and (c) that Sellers and Cantor will grant to NASDAQ OMX a non-exclusive, irrevocable, royalty free right and license to use in the Business or U.S. Treasuries transactions any patents owned by Sellers or Cantor. Concurrent with the closing of the Transaction, the parties will execute certain agreements ancillary to the Transaction, including a transition services agreement; a registration rights agreement with respect to the NASDAQ OMX common stock to be issued to Sellers in the Transaction; and a license agreement, pursuant to which Sellers and Cantor will receive from NASDAQ OMX a perpetual and royalty-free market data license.

The Purchase Agreement provides that consummation of the Transaction is subject to the satisfaction or waiver of certain conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), as amended, the accuracy of each party’s representations and warranties at closing, subject to materiality qualifiers, and compliance in all material respects with each party’s covenants under the Purchase Agreement. The Purchase Agreement is subject to termination under certain circumstances, including that each party will have the right to terminate the Purchase Agreement if the closing has not occurred within 12 months after the date of the Purchase Agreement, except that if on such date, the only unsatisfied condition relates to antitrust clearance, then neither party may terminate the Purchase Agreement until a final governmental order preventing the closing has been issued.

NASDAQ OMX expects to finance the cash portion of the purchase price through the use of cash on hand, the incurrence of indebtedness and/or the issuance of securities. The Transaction is currently expected to close in the second half of 2013, subject to clearance under the HSR Act and satisfaction of other closing conditions. Upon consummation of the Transaction, the Business will be integrated into NASDAQ OMX’s Transaction Services US and UK business.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Bridge Facility Commitment Letter

In connection with the Purchase Agreement, NASDAQ OMX entered into a commitment letter, dated April 1, 2013 (the “Bridge Facility Commitment Letter”), among NASDAQ OMX, Bank of America Merrill Lynch (“BofAML”), Deutsche Bank Securities (“DB”), Mizuho Corporate Bank, Ltd. (“Mizuho”) and Skandinaviska Enskilda Banken AB (publ) (“SEB”, and together with BofAML, DB and Mizuho, the “Commitment Parties”), pursuant to which the Commitment Parties have agreed to provide up to $800 million of senior unsecured bridge loans (the “Bridge Facility”) for the purpose of financing all or a portion of the cash consideration payable by NASDAQ OMX pursuant to the Purchase Agreement and transaction expenses.

Subject to certain exceptions, any debt incurred by NASDAQ OMX or its subsidiaries and any equity issued by NASDAQ OMX on or prior to the closing of the Transaction will reduce the amount of the commitments under the Bridge Facility. The funding of the Bridge Facility is contingent on the satisfaction of certain conditions set forth in the Bridge Facility Commitment Letter.

The foregoing description of the Bridge Facility Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Item 8.01.	Other Events.

On April 1, 2013, NASDAQ OMX issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

99.1	The NASDAQ OMX Group, Inc. Press Release, dated April 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2013	THE NASDAQ OMX GROUP, INC.

	By:	/s/ Edward S. Knight
	Name:	Edward S. Knight
	Title:	Executive Vice President and General Counsel

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